THIS AGREEMENT is dated effective November 10, 2012

BETWEEN:

Lake Victoria Mining Company, Inc a Nevada, U.S.A. corporation having an office at 810-675 West Hastings Street, Vancouver, B.C. V6B1N2

(the "**Company**")

AND:

Berkshire Investment Limited, a Gibraltar corporation with its address at P.O. Box 2388, Manama, Bahrain (the "**Finder**"), represented by its Managing Director.

WHEREAS:

A. the Company seeks to complete the sale of Units by way of Royalty Purchase Agreement(s) (each a "**Royalty Purchase Agreement**"), at a price of U.S.$25,000 per Unit (the "**Offering**") to put into small scale gold production one or more of its gold prospects in Tanzania, East Africa. Each Unit (the "Unit") means a Royalty based on a percentage of Net Proceeds of Production that is defined within each project's Royalty Purchase Agreement and purchased for a price of U.S.$25,000. Kinyambwiga is the first of up to four projects that the Company intends to put into production; and

B. the Finder may introduce to the Company persons or entities who wish to participate in the Offering, but is under no obligation to do so (collectively, the "**Purchasers**" and individually a "**Purchaser**"); and

C. the Company may accept Royalty Purchase Agreements from the Purchasers, but is under no obligation to do so.

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Fee

1.1 Subject to the terms and conditions hereof, in consideration for the introduction of the Purchasers in the Offering, the Company will pay the Finder the following fee (the "**Finder's Fee**"):

(a) a cash fee equal to 10% of the gross proceeds received by the Company from the Purchasers.

1.2 The obligation of the Company to pay the Finder's Fee is subject to the completion of the Offering and the Transaction, and the receipt by the Company of all necessary corporate and regulatory approvals.

1.3 The Company will honor any introductions that are made by the Finder that they realize funds from for up to two years from the date of this agreement.

2. Relationship Between Parties

2.1 Nothing contained in this Agreement shall be construed as:

(a) creating any obligation on the Finder to refer prospective Purchasers to the Company;

(b) creating any obligation on the Company to accept Royalty Purchase Agreements from any of the Purchasers; or

(c) constituting the Finder as an agent of the Company, it being acknowledged that the Finder will, if and to the extent there are any Purchasers, be acting exclusively as the agent for the Purchasers in connection with the Offering.

2.2 The Finder shall provide its services hereunder as an independent contractor. The Finder shall be responsible for, and shall keep the Company indemnified and held harmless from and against, all payroll tax, income tax and any other associated government charges/taxes for which the Company may become liable to account in connection with the provision of services by the Finder.

2.3 The Finder shall be responsible for ensuring compliance with all applicable laws and regulatory requirements in respect of its activities relating to this Agreement.

3. Representations by the Company

3.1 The Company represents, warrants and covenants to and with the Finder that:

(a) the Company is currently a valid and subsisting company under the laws of Nevada, U.S.A. with its outstanding common shares currently listed on the OTCBB Nasdaq Exchange; and

3.2 The Company agrees that the representations, warranties and covenants of the Company herein will be true and correct both as of the execution of this Agreement and as at the date of closing of the Offering and will survive the completion of the Offering.

4. Representations by the Finder

4.1 The Finder represents, warrants and covenants to the Company that:

(a) Compliance with Laws and Regulations: the Finder is legally entitled in the Finder's jurisdiction of incorporation and the jurisdiction where each Purchaser is resident, to receive a fee for the introduction contemplated hereby;

(b) Not in the Business of Trading or Advising: the Finder is not in the business of trading or advising as such terms are defined under securities laws that apply to the Company, including National Instrument 31-103 *Registration Requirements, Exemptions and Ongoing Registrant Obligations*, and unless registered under applicable law, will not engage in the business of trading or advising unless: (i) the

exemption is available, and (ii) the Finder advises the Company of such exemption concurrent with the execution hereof and provides the Company with the required filings in connection therewith;

(c) Registration Status: the Finder is not registered in accordance with the *Securities Act* (British Columbia) or the securities legislation of the jurisdiction in which the Purchasers reside to trade in securities nor to act as an advisor to such actions and is not required to be registered as a dealer and/or adviser in any jurisdiction;

(d) Arm's Length: the Finder is not a Related Person (as defined in the Exchange's Policy 1 "Interpretation and General Provisions"); and

(e) Representations and Warranties true as of Closing: the representations and warranties set out in this section 4 are true and correct and will remain so as of the closing of the Offering.

For the avoidance of doubt, the Finder acknowledges that the Company will not pay a finder's fee in connection with any Purchaser resident in, or subject to, U.S. laws.

5. Non-Exclusive Agreement

5.1 The Company and the Finder agree that this Agreement shall be exclusive only to the Purchasers and shall not otherwise prohibit the Company from entering into any other Royalty Purchase Agreement with parties other than the Purchasers, nor shall this Agreement prohibit the Company from entering into any finder's fee agreement, investment banking relationship or other transaction with any other party.

6. Disclosure of Personal Information

6.1 The Finder acknowledges and agrees that certain personal information about the Finder may be disclosed by the Company to: (i) stock exchanges or securities regulatory authorities; (ii) the Company's registrar and transfer agent; and (iii) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Agreement, the Finder is deemed to be consenting to the foregoing collection, use and disclosure of the Finder's personal information. The Finder also consents to the filing of copies or originals of any documents provided to the Company by the Finder as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

7. Independent Legal Advice

7.1 The Finder hereby acknowledges that this Agreement was prepared by the Company and that the Company does not represent the Finder. By signing this Agreement, the Finder confirms that it fully understands this Agreement and (a) has obtained independent legal advice in respect of the transactions described in this Agreement; or (b) waives such right to obtain independent legal advice in respect of the transactions described in this Agreement.

8. General Provisions

8.1 The Finder shall bear its own expenses (including those of counsel and advisers) incurred in connection with this Agreement and the transactions contemplated by this Agreement.

8.2 The parties will comply in all respects with all applicable laws, rules and policies in connection with the Offering.

8.3 This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes any prior understandings and agreements between the parties with respect to its subject matter. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express or implied between the parties other than as expressly set forth in this Agreement.

8.4 This Agreement shall enure to the benefit of and be binding upon the successors of the parties. This Agreement may not be assigned by a party except with the written consent of the other party.

8.5 No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both parties. No waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give it and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

8.6 Any notice or other communication given under this Agreement shall be sufficient if in writing and if delivered (including by courier) to the party to whom it is given at the address for that party specified at the beginning of this Agreement. The notice or other communication shall be deemed to have been given on the first business day following the date of delivery.

8.7 Each party agrees to execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably request to effectively carry out the full intent of this Agreement.

8.8 This Agreement shall be solely governed by the laws of Nevada and the laws of British Columbia, Canada applicable therein, without regard to its conflict of law provisions or the laws of any other jurisdiction. The parties attorn to the exclusive jurisdiction of the courts of British Columbia.

8.9 This Agreement may be executed in counterparts and delivered electronically or by fax, each of which shall be deemed to be an original and both of which together will constitute one agreement.

8.10 Each party signing this Agreement as an authorized party hereby represents and warrants that he or she is duly authorized to sign this Agreement for that party and that this Agreement will, upon having been so executed, be binding on that party in accordance with its terms.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written notwithstanding its actual date of execution.

Lake Victoria Mining Company, Inc.
by its authorized signatory:

Name: David Kalenuik
Title: President & CEO

Berkshire Investment Limited

Name: John D. Potter
Title: Managing Director